Williams Controls, Inc.
NEWS RELEASE                            CONTACT:    Dennis E. Bunday,
                                                    Executive Vice President and
                                                    Chief Financial Officer
FOR IMMEDIATE RELEASE                   TELEPHONE:  (503) 684-8600


           WILLIAMS CONTROLS ONE-FOR-SIX REVERSE STOCK SPLIT EFFECTIVE

         PORTLAND, OR....March 20, 2006.... Williams Controls, Inc. (the

"Company") (OTC BB: WCON.OB) today announced that the One-For-Six Reverse Stock

Split approved by the stockholders at the March 2, 2006 Annual Meeting of

Stockholders was declared effective March 16, 2006. As a result of the reverse stock split, the Company received notification from the NASDAQ Stock Market that effective Monday, March 20, 2006 the Company's common stock will begin trading on the OTC Bulleting Board on a reverse split basis under the symbol WCON. The

Company's prior symbol was WMCO. The new CUSIP number will be 969465-60-8.



ABOUT WILLIAMS CONTROLS

         Williams Controls, Inc. is a leading designer and manufacturer of

Electronic Throttle Control Systems for the heavy truck and off-road markets.

For more information, visit the Williams Controls on the internet at

www.wmco.com.

         The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of

Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to", "plan",









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"will", "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock,

and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.




























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